UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2022
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Veeva Systems Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-36121	20-8235463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (925) 452-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On September 26, 2022, Veeva Systems Inc. (“Veeva”) announced that Peter Gassner, Veeva’s Founder, Chief Executive Officer and Director, intends to exercise his option to purchase 3,333,333 shares of Veeva’s Class B common stock (“Option”). The Option was granted in 2013, prior to Veeva’s initial public offering, and will expire on March 9, 2023, if not exercised.
Mr. Gassner currently expects to exercise the Option, convert the underlying shares to Class A common stock, and sell all the underlying shares via a Rule 10b5-1 plan (“Plan”), with trading to begin no earlier than Veeva’s next open trading window on December 5, 2022 and end no later than March 8, 2023. The Plan will be executed by a large financial institution (“Broker”) and may include large sales to other large financial institutions. The Plan grants control and decision-making regarding stock trades to the Broker within parameters set forth in the Plan. Mr. Gassner plans to use a portion of the sale proceeds to fund the Option exercise and satisfy his resulting tax obligations.
Mr. Gassner also intends to convert up to 1,000,000 shares of Veeva’s Class B common stock that he currently owns and donate the resulting Class A common stock to a donor-advised charitable gift fund. After donation Mr. Gassner will have no control over and cannot direct the disposition of the donated shares by the fund. The proceeds from the sale of any donated shares by the fund may only be used for charitable donations. Mr. Gassner currently expects to make share donations in multiple installments starting no earlier than Veeva’s next open trading window on December 5, 2022 and ending no later than December 31, 2023.
Mr. Gassner has not exercised any Veeva options or sold any Veeva stock since selling 2,000,000 shares in March 2014 via the company’s secondary public offering. He will remain one of Veeva’s largest shareholders after completion of the contemplated transactions and continue to beneficially own more than 12,000,000 shares of Veeva’s common stock, excluding vested options. His intention for exercising and selling, as well as donating, in this manner and at this time, is to balance several objectives, including: exercising his pre-IPO Option before expiration, covering the exercise price and taxes for the Option exercise, diversifying his personal investments, making charitable contributions, and structuring the contemplated transactions in a transparent and responsible way intended to promote the long-term best interests of Veeva’s stakeholders, including its shareholders. After the completion of the contemplated transactions, Mr. Gassner does not intend to make further sales in 2023.
This announcement contains forward-looking statements regarding Mr. Gassner’s plans relating to his stock ownership, stock sales, and stock donations. These statements are based on current expectations. Actual events could differ materially from those provided in this announcement and Veeva has no obligation to update such statements. There are numerous risks that have the potential to negatively impact these statements and Veeva’s results, including market conditions, regulatory requirements, and the risks and uncertainties disclosed in Veeva’s filing on Form 10-Q for the fiscal period ended July 31, 2022, which can be found here (a summary of risks which may impact Veeva’s business can be found on pages 39 and 40), and in Veeva’s subsequent SEC filings, which can be accessed at sec.gov.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

		By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated:	September 26, 2022